Exhibit 10.1(g)

SEVENTH AMENDMENT

THIS SEVENTH AMENDMENT (this “Amendment”), dated as of June 19, 2003, is entered into by and among LOUISIANA-PACIFIC CORPORATION, a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., as agent for the Lenders (the “Administrative Agent”), and those financial institutions parties to the Credit Agreement as defined below (collectively, the “Lenders”) signatory hereto.

RECITALS

A.                             The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of November 15, 2001 (as amended, modified or supplemented from time to time, the “Credit Agreement”), pursuant to which the Administrative Agent and the Lenders have extended certain credit facilities to the Borrower.

B.                               The Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement to permit Wachovia to become an L/C Issuer with respect to issuance of Letters of Credit in addition to Existing Letters of Credit.

C.                               The Lenders have agreed to such amendment subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                       Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

2.                                       Amendment of Definition of L/C Issuer.  The definition of “L/C Issuer” in Section 1.01 of the Credit Agreement are amended and restated as follows:

“‘L/C Issuer’ means (a) either Bank of America in its capacity as an issuer of Letters of Credit (other than Existing Letters of Credit) hereunder, or any successor issuer of such Letters of Credit hereunder and (b) Wachovia, in its capacity as an issuer of Letters of Credit (other than Existing Letters of Credit) hereunder or any successor issuer of such Letters of Credit hereunder and, subject to the limitations contained in Section 2.03(l), in its capacity as the issuer of the Existing Letters of Credit.”

3.                                             Existing Letters of Credit.  Section 2.03(l) of the Credit Agreement is amended to read as follows:

“(l)  Existing Letters of Credit.  The outstanding standby letters of credit issued for the Borrower by Wachovia identified on Schedule 2.03(l), to which copies of such letters of credit are attached, shall be “Existing Letters of Credit” hereunder and Wachovia shall have the rights and obligations of an L/C Issuer under all the provisions of the Loan Documents with respect to the Existing Letters of Credit.  Wachovia shall exercise any rights or remedies it may have under any reimbursement agreements executed in connection with the Existing Letters of Credit and otherwise act in respect of such Existing Letters of Credit at the direction of the Administrative Agent (at the request of the Required Lenders to the extent required hereunder).  In any such exercise or action, Wachovia shall be subject to, and entitled to the benefits of, Section 9.01.”

4.                                       Clarification With Respect to Successor Letter of Credit.  Clause (c) in the fourth sentence of Section 9.09 is amended to read as follows:  “(c) the term ‘L/C Issuer’ shall mean, with respect to Bank of America, such successor Letter of Credit issuer.”

5.                                       Resignation of L/C Issuer.  Section 10.07(i) of the Credit Agreement is amended to read as follows:

“(i)                                                                               Notwithstanding anything to the contrary contained herein, if at any time, any L/C Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above, such L/C Issuer may, upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer.  In the event of any such resignation by any L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such L/C Issuer.  Any L/C Issuer which resigns (whether in connection with assignment of all of its Commitments and Loans pursuant to subsection (b) above or pursuant to Section 9.09 above) shall retain all of its respective rights and obligations as an L/C Issuer hereunder with respect to all outstanding Letters of Credit issued by it as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.03(c)).”

6.                                       Tax Reporting.

(a)                                  Tax Representation.  The following is added as Section 5.18 of the Credit Agreement:

“5.18                     Tax Shelter Regulations.  The Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.  If the Borrower so notifies the Administrative Agent,  the Borrower acknowledges that one or more of the Lenders may treat its Loans and/or its interest in Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.”

(b)                                 Tax Reporting.  The following is added as Section 6.02(e) of the Credit Agreement (and existing Section 6.02(e) is hereby renamed Section 6.02(f)):

“(e)                            promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and.”

(c)                                  Confidentiality.  The following is added to the end of Section 10.08 of the Credit Agreement:

“Notwithstanding anything herein to the contrary, “Information” shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.”

7.                                       Representations and Warranties.  The Borrower hereby represents and warrants as follows:

(a)                                  No Default or Event of Default has occurred and is continuing.

(b)                                 The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate and other action and does not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable.  The Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, without defense, counterclaim or offset except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability whether enforcement is sought in a proceeding at law or in equity.

(c)                                  After giving effect to this Amendment, all its representations and warranties contained in the Credit Agreement are true and correct as though made on and as of the Effective Date (as defined below) (except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date).

(d)                                 It is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent,

the Lenders (except for the performance of the terms hereof applicable to them) or any other person.

8.                                       Effective Date.  This Amendment will become effective as of the date first written above (the “Effective Date”) provided that the Administrative Agent has received an original or facsimile of this Amendment duly executed by the Required Lenders and the Borrower.

9.                                       Reservation of Rights.  The Borrower acknowledges and agrees that the execution and delivery of this Amendment by the Administrative Agent and the Lenders party hereto shall not be deemed to create a course of dealing or otherwise obligate the Administrative Agent or any Lender to execute similar consents under the same or similar circumstances in the future.

10.                                 Miscellaneous.

(a)                                  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement, the Loan Documents, or any related documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement, the Loan Documents, or any related documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

(b)                                 This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.  No third party beneficiaries are intended in connection with this Amendment.

(c)                                  This Amendment, shall be governed by, and construed in accordance with, the law of the state of New York applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law.

(d)                                 This Amendment, may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

(e)                                  This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein.  This Amendment, supersedes all prior drafts and communications with respect thereto.  This Amendment may not be amended except in accordance with the provisions of Section 10.1 of the Credit Agreement.

(f)                                    If any term or provision of this Amendment, shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

(g)                                 The Borrower hereby covenants to pay or to reimburse the Administrative Agent and the Lenders, upon demand, for all reasonable costs and expenses (including reasonable attorney fees and expenses) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

LOUISIANA-PACIFIC CORPORATION, as the Borrower

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent, an L/C Issuer and a Lender

By:
Name:
Title:

WACHOVIA BANK, N.A., as Syndication Agent, L/C Issuer and a Lender

By:
Name:
Title:

ROYAL BANK OF CANADA, as Documentation Agent and a Lender

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as a Lender

By:
Name:
Title:

EXPORT DEVELOPMENT CANADA, as a Lender

By:
Name:
Title:

By:
Name:
Title: